 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

MANARIS CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-33199	88-0467848
(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

400 boul. Montpellier
Montreal, Quebec
Canada H4N 2G7
(Address of principal executive offices and Zip Code)

(514) 904-6033
(Registrant's telephone number, including area code)

1155 Rene-Levesque Blvd. West
Suite 2720
Montreal, Quebec
Canada H3B 2K8
(Address of principal executive offices and Zip Code)

With Copies To:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 10, 2007, Manaris Corporation (the “Company”) announced its operating results for the third quarter ended March 31, 2007. A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this Current Report.

In conjunction with the announcement of the Company’s operating results for the third quarter ended March 31, 2007, the Company will host a conference call with John Fraser, its President and CEO, and Tony Giuliano, its Chief Financial Officer. The call will take place on Friday May 11 at 10:00 am (EST) and will be simultaneously broadcast live over the Internet at www.manariscorp.com or www.vcall.com. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. The online archive of the broadcast will be available within one hour of the live call. Those who would like to participate on the conference call should dial +1-877-407-8033 (US and Canada) and +1-201-689-8033 (International).

A replay of the call will be available on the Company’s Web site or by dialing +1-877-660-6853 (US and Canada) and +1-201-612-7415 (International). When prompted please enter access code, 286 and conference ID 241012. The replay will be available for two weeks following the event.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release, dated May 10, 2007, issued by Manaris Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANARIS CORPORATION

Dated: May 10, 2007	By:	/s/ John G. Fraser

John G. Fraser President and Chief Executive Officer